Exhibit 10.6

SECURITY AGREEMENT

This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made as of the 12th day of July, 2007 by I-VENTURE MANAGEMENT LLC, a Delaware limited liability company (“Pledgor”), in favor of KEYBANK NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement, as hereinafter defined (“Agent”), for the benefit of Agent and the Lenders, as hereinafter defined.

1. Recitals.

JUPITERMEDIA CORPORATION, a Delaware corporation (together with its successors and assigns, “Borrower”), is entering into that certain Credit and Security Agreement, dated as of July 12, 2007, with the lenders from time to time listed on Schedule 1 thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, collectively, the “Lenders” and, individually, each a “Lender”), Agent, and Citizens Bank, N.A., as the syndication agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”). Pledgor desires that the Lenders grant the financial accommodations to Borrower as described in the Credit Agreement.

Pledgor, a subsidiary of Borrower whose financing is provided by the Loans and Letters of Credit, as each term is defined in the Credit Agreement, deems it to be in the direct pecuniary and business interests of Pledgor that Borrower obtain from the Lenders the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, provided for in the Credit Agreement.

Pledgor understands that the Lenders are willing to grant such financial accommodations only upon certain terms and conditions, one of which is that Pledgor grant to Agent, for the benefit of the Lenders, a security interest in and a collateral assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Lenders entering into the Credit Agreement and each financial accommodation granted to Borrower by the Lenders and for other valuable consideration.

2. Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

“Account” means all of Pledgor’s accounts, as defined in the U.C.C.

“Account Debtor” means any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by Pledgor with Agent, and any interest earned thereon, from which account Agent shall have the exclusive right to withdraw funds until all of the Obligations are paid in full.

“Cash Security” means all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Pledgor presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Agent or any Lender.

“Collateral” means all of Pledgor’s existing and future (a) personal property; (b) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Notes, commercial tort claims, General Intangibles, Inventory and Equipment; (c) funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) Cash Security; and (e) Proceeds of any of the foregoing; provided that Collateral shall exclude (i) any fixed asset that is subject to a purchase money security interest or capital lease permitted under the Credit Agreement to the extent that and only so long as the agreements with respect to such purchase money security interest or capital lease, as the case may be, specifically prohibit additional Liens, (ii) licenses and contracts which by the terms of such licenses and contracts prohibit the assignment of such agreements (to the extent such prohibition is enforceable at law), (iii) equity interests in (A) any direct Foreign Subsidiary in excess of (1) sixty-five percent (65%) of the total combined voting power of all classes of equity interests or stock of such Foreign Subsidiary’s stock or other equity interests, and (2) one hundred percent (100%) of the non-voting equity interests or stock of such Foreign Subsidiary’s stock or other equity interests, and (B) any indirect Foreign Subsidiary, and (iv) any letter-of-credit right for a specified purpose, to the extent Pledgor is required by applicable law to apply the proceeds of such letter-of-credit right for such specified purpose.

“Deposit Account” means (a) a deposit account, as defined in the U.C.C., (b) any other deposit account, and (c) any demand, time, savings, checking, passbook or similar account maintained with a bank, savings and loan association, credit union, or similar organization; provided that Deposit Account shall exclude any Deposit Account that is a trust or special account exclusively comprised of funds for (i) payroll (and related payroll taxes), (ii) 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (iii) health care benefits, and (iv) escrow arrangements (e.g., environmental indemnity accounts).

“Equipment” means all of Pledgor’s equipment, as defined in the U.C.C.

“Event of Default” means an event or condition that constitutes an Event of Default, as defined in Section 15.1 hereof.

“General Intangibles” means all of Pledgor’s (a) general intangibles, as defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Immaterial Deposit Account” means a Deposit Account maintained by Pledgor that at all times, has a balance of less than One Hundred Thousand Dollars ($100,000); provided that the Immaterial Deposit Accounts of all Credit Parties shall not, at any time, aggregate in excess of One Hundred Thousand Dollars ($100,000).

“Inventory” means all of Pledgor’s inventory, as defined in the U.C.C.

“Investment Property” means all of Pledgor’s investment property, as defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, investment property shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“ITU Application” shall mean a trademark application filed with the USPTO pursuant to 15 U.S.C. § 1051(b).

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Borrower to Agent, the Fronting Lender, the Swing Line Lender or any Lender pursuant to the Credit Agreement, and includes the principal of and interest on all Loans and all obligations pursuant to Letters of Credit; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable to Agent or any Lender pursuant to the Credit Agreement or any other Loan Document; (d) all obligations and liabilities of the Companies owing to Lenders under Hedge Agreements; (e) the Bank Product Obligations owing to Lenders under Bank Product Agreements; (f) every other liability, now or hereafter owing to Agent or any Lender by any Company or Pledgor pursuant to the Credit Agreement or any other Loan Document; and (g) all Related Expenses.

“Pledged Notes” means the promissory notes payable to Pledgor, as described on Schedule 1 hereto, and any additional or future note with an unpaid principal amount exceeding One Hundred Thousand Dollars ($100,000) that may hereafter from time to time be payable to Pledgor.

“Proceeds” means (a) proceeds, as defined in the U.C.C. and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks, and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of Agent or any Lender to Pledgor’s sale, exchange, collection, or other disposition of any or all of the Collateral.

“Trademark Act” shall mean the U.S Trademark Act of 1946, as amended.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in Ohio.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time in the relevant state or states.

3. Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby grants to Agent, for the benefit of the Lenders, a security interest in and a collateral assignment of the Collateral. Pledgor, Agent and the Lenders hereby acknowledge and agree that, with respect to any ITU Application included within the Collateral, to the extent such an ITU Application would, under the Trademark Act, be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, no security interest shall be deemed to have been granted in such ITU Application (notwithstanding the provisions of this Agreement or any other Loan Document) until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist.

4. Representations and Warranties. Pledgor hereby represents and warrants to Agent and each Lender as follows:

4.1. Pledgor is a limited liability company duly formed, validly existing and in full force and effect under the laws of its state of formation and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Pledgor.

4.2. Pledgor has full power, authority and legal right to pledge the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The members/managers acting on Pledgor’s behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon Pledgor in accordance with the terms hereof.

4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Pledgor will materially conflict with, or constitute a material violation or default under, any provision of any applicable law or of any contract (including, without limitation, Pledgor’s operating agreement or of any other writing binding upon Pledgor in any manner.

4.4. Pledgor is organized solely under the laws of the State of Delaware and has not continued existence from any other jurisdiction. Pledgor’s chief executive office is set forth on Schedule 6.9 to the Credit Agreement. Pledgor has places of business or maintains Collateral at the locations set forth on Schedule 6.9 to the Credit Agreement.

4.5. At the execution and delivery hereof, except as permitted pursuant to the Credit Agreement, (a) there is no effective U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Pledgor or threatened to make any assessment in respect thereof; and (d) upon execution of this Agreement and the filing of the U.C.C. Financing Statements in connection herewith, Agent will have, for the benefit of the Lenders, a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by such filing or action) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement (other than commercial tort claims). Pledgor does not own any Subsidiaries.

4.6. Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that Pledgor has incurred to the Lenders. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Agent or any other documents executed and delivered to Agent or the Lenders in connection herewith. Pledgor has not engaged, nor is Pledgor about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Lenders incurred hereunder. Pledgor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

4.7. At the execution and delivery hereof, no Event of Default will exist.

5. Insurance. Pledgor shall at all times maintain insurance upon the Inventory, Equipment and other personal and real property in accordance with Section 5.1 of the Credit Agreement.

6. Taxes and Other Pledgor Obligations. Pledgor shall pay in full (a) all taxes, assessments and governmental charges and levies in accordance with Section 5.2 of the Credit Agreement; (b) all of its wage obligations to its employees in accordance with Section 5.2 of the Credit Agreement; (c) all obligations under the Employees Retirement Income Security Act of 1974, as amended from time to time, in accordance with Section 5.6 of the Credit Agreement; and (d) all of Pledgor’s other obligations calling for the payment of money in accordance with Section 5.2 of the Credit Agreement.

7. Corporate Names and Location of Collateral. Pledgor shall not (a) change its name, or (b) change its jurisdiction or form of organization or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement) except in accordance with Section 5.19 of the Credit Agreement. Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent’s sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Lenders, in the Collateral. Pledgor shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and shall immediately reimburse Agent therefor if Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses.

8. Financial Records. Pledgor shall forward to Agent, upon request of Agent or any Lender, whenever made, (a) invoices, sales journals or other documents satisfactory to Agent or such Lender, as the case may be, that summarize the Accounts, certified by an officer of Pledgor, (b) within the time specified by Agent, an aging report of the Accounts then outstanding setting forth, in such form and detail and with such representations and warranties as Agent or such Lender may from time to time require, the unpaid balances of all invoices billed respectively during that period and during each of the three next preceding periods, and certified by an officer of Pledgor, and (c) with respect to any other Collateral, such reports and other documents that are reasonably satisfactory to Agent and the Lenders.

9. Transfers, Liens and Modifications Regarding Collateral. Pledgor shall not, without Agent’s prior written consent, except as specifically permitted under the Credit Agreement, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only Agent, for the benefit of the Lenders; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts except in the ordinary course of business of Pledgor.

10. Collateral. Pledgor shall:

(a) at all reasonable times (but not, except after the occurrence and during the continuance of an Event of Default, more than two times per fiscal year) allow Agent by or through any of its officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Pledgor’s books and other records, including, without limitation, the tax returns of Pledgor, (ii) after the occurrence and during the continuance of an Event of Default, arrange for verification of the Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect the Inventory and Equipment, wherever located;

(b) promptly furnish to Agent or any Lender, upon request, (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of the Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Agent or such Lender may request;

(c) notify Agent in writing on or before the next Quarterly Update Date upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any other Governmental Authority, or any foreign government or instrumentality thereof or any business that is located in a foreign country;

(d) immediately notify Agent in writing of any information that Pledgor has or may receive with respect to a material amount of the Collateral that might in any manner materially and adversely affect the value thereof or the rights of Agent or the Lenders with respect thereto;

(e) to the extent deemed prudent by Pledgor (to be determined by Pledgor acting in good faith) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

(f) deliver to Agent, within ten Business Days upon the written request of Agent, all certificated Investment Property owned by Pledgor, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent, or in the event such Investment Property is in the possession of a securities intermediary or credited to a securities account, execute with the related securities intermediary an investment property control agreement over such securities account in favor of Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to Agent;

(g) upon request of Agent, execute and deliver with a financial institution that holds a Deposit Account in the name of Pledgor, if such Deposit Account is not an Immaterial Deposit Account, a control agreement over such Deposit Account in favor of Agent, in form and substance satisfactory to Agent; and

(h) upon request of Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Agent and the Lenders their rights hereunder and in or to the Collateral.

Pledgor hereby authorizes Agent or Agent’s designated agent (but without obligation by Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default hereunder), and Pledgor shall promptly repay, reimburse, and indemnify Agent for any and all Related Expenses. If Pledgor fails to keep and maintain the Equipment in good operating condition, ordinary wear and tear excepted, Agent may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Agent upon demand therefor.

11. Collections and Receipt of Proceeds by Pledgor. Prior to exercise by Agent and the Required Lenders of their rights under this Agreement, both (a) the lawful collection and enforcement of all of the Accounts, and (b) the lawful receipt and retention by Pledgor of all Proceeds of all of the Accounts and Inventory shall be as the agent of Agent and the Lenders. Upon written notice to Pledgor from Agent after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by Pledgor at the main office of Agent and all such lawful collections of the Accounts and such Proceeds of the Accounts and Inventory shall be remitted daily by Pledgor to Agent in the form in which they are received by Pledgor, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Pledgor from Agent, Pledgor shall not commingle such collections or Proceeds with any of Pledgor’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent, for the benefit of the Lenders. In such case, Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Pledgor with Agent, and, in any event, retain the same and Pledgor’s interest therein as additional security for the Obligations. Agent may, in its sole discretion, at any time and from time to time (provided that, after an Event of Default has occurred, Agent shall only do so with the consent of the Required Lenders), release funds from the Cash Collateral Account to Pledgor for use in Pledgor’s business. The balance in the Cash Collateral Account may be withdrawn by Pledgor upon termination of this Agreement and irrevocable payment in full of all of the Obligations. At Agent’s request, Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box at a location acceptable to Agent, to which Agent shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Agent’s customary lock box agreement.

12. Collections and Receipt of Proceeds by Agent. Agent shall, after the occurrence and during the continuance of an Event of Default, have the right, but not the duty, to collect and enforce any or all of the Accounts as Agent may deem advisable and, if Agent shall at any time or times elect to do so in whole or in part, Agent shall not be liable to Pledgor except for willful misconduct or gross negligence, if any. Pledgor hereby constitutes and appoints Agent, or Agent’s designated agent, as Pledgor’s attorney-in-fact to exercise, at any time after the occurrence of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Obligations:

(a) to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in the name of Agent or Pledgor, any and all of Pledgor’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b) to transmit to Account Debtors, on any or all of the Accounts, notice of assignment to Agent, for the benefit of the Lenders, thereof and the security interest of Agent, for the benefit of the Lenders, and to request from such Account Debtors at any time, in the name of Agent or Pledgor, information concerning the Accounts and the amounts owing thereon;

(c) to transmit to purchasers of any or all of the Inventory, notice of the security interest of Agent, for the benefit of the Lenders, and to request from such purchasers at any time,

in the name of Agent or Pledgor, information concerning the Inventory and the amounts owing thereon by such purchasers;

(d) to notify and require Account Debtors on the Accounts and purchasers of the Inventory to make payment of their indebtedness directly to Agent, for the benefit of the Lenders;

(e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as Agent, in its sole discretion, may deem to be advisable;

(f) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of Agent or Pledgor, and to withdraw any such suit or other proceeding. Pledgor agrees to lend every assistance requested by Agent in respect of the foregoing, all at no cost or expense to Agent or the Lenders and including, without limitation, the furnishing of such witnesses and of such records and other writings as Agent may require in connection with making legal proof of any Account. Pledgor agrees to reimburse Agent and the Lenders in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by Agent or the Lenders in connection with the foregoing, which obligation of Pledgor shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate; and

(g) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into the Cash Collateral Account or, at the option of Agent, to apply them as a payment on the Obligations.

13. Agent’s Authority Under Pledged Notes. For the better protection of Agent and the Lenders hereunder, Pledgor has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with Agent, for the benefit of the Lenders. Pledgor irrevocably authorizes and empowers Agent, for the benefit of the Lenders, to, after the occurrence and during the continuance of an Event of Default, (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse Pledgor’s name to each check or other writing received by Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as Agent may desire; (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 14 or prohibit Agent from settling, withdrawing or dismissing any action, suit or proceeding or require Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

proceeding or require Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

14. Use of Inventory and Equipment. Until the exercise by Agent and the Lenders of their rights under this Agreement, Pledgor may (a) retain possession of and use the Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease the Inventory in the ordinary course of business; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on Pledgor’s business.

15. Default and Remedies.

15.1. The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

15.2. Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by Pledgor or otherwise provided in law or equity. Upon the occurrence and during the continuance of an Event of Default and at all times thereafter, Agent may require Pledgor to assemble the Collateral, which Pledgor agrees to do, and make it available to Agent and the Lenders at a reasonably convenient place to be designated by Agent. Agent may, with or without notice to or demand upon Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Pledgor. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all of which Pledgor hereby waives, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Agent shall give Pledgor no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Agent may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition,

Agent shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

16. Maximum Liability of Pledgor. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrowers) would not render the rights to payment of Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

17. Interpretation. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Agent or the Lenders may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Agent or the Lenders in respect of, nor any omission or delay by Agent or the Lenders in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Agent and the Lenders may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Agent and the Required Lenders may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Agent or the Lenders or be binding upon Agent or the Lenders in any case unless specifically granted by Agent in writing, and each such writing shall be strictly construed. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

18. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Agent or any Lender, mailed or delivered to it, addressed to the address of Agent or such Lender specified on the signature pages of the Credit Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Pledgor to Agent or any Lender pursuant to any of the provisions hereof shall not be effective until received.

19. Successors and Assigns. This Agreement shall be binding upon Pledgor and Pledgor’s successors and assigns and shall inure to the benefit of and be enforceable and exercisable by Agent on behalf of and for the benefit of Agent and the Lenders and their respective successors and assigns.

20. Severability. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21. Termination. At such time as the Obligations shall have been irrevocably paid in full, the commitments established under the Credit Agreement terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Agent and the Lenders, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Agent shall promptly file appropriate termination statements, cancel all control agreements and return all physically pledged Collateral, and Pledgor will indemnify Agent in all respects for all costs incurred by Agent in connection with such termination.

22. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

23. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Pledgor, Agent and the Lenders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflicts of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any such action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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JURY TRIAL WAIVER. PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PLEDGOR, BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Security Agreement as of the date first written above.

Address:	23 Old Kings Highway South	I-VENTURE MANAGEMENT LLC
Darien, Connecticut 06820
	Attention: President or General Counsel	By:	I-Venture Management LLC

			By:	Jupitermedia Corporation,
its Managing Member

				By:	/s/ Christopher S. Cardell
Christopher S. Cardell
President and Chief Operating Officer

Signature Page to

Security Agreement